Exhibit 99.1

COSTCO WHOLESALE CORPORATION REPORTS FIRST QUARTER

FISCAL YEAR 2017 OPERATING RESULTS

ISSAQUAH, Wash., December 7, 2016 – Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the first quarter (twelve weeks) of fiscal 2017, ended November 20, 2016.

Net sales for the first quarter were $27.47 billion, an increase of three percent, from $26.63 billion during the first quarter last year.

Comparable sales for the first quarter of fiscal 2017 were as follows:

U.S.	1%
Canada	4%
Other International	0%
Total Company	1%

Comparable sales for the quarter excluding the impacts from changes in gasoline prices and foreign exchange were as follows:

U.S.	1%
Canada	5%
Other International	3%
Total Company	2%

Net income for the quarter was $545 million, or $1.24 per diluted share, compared to $480 million, or $1.09 per diluted share, last year. This year’s first quarter benefited from a non-recurring $51 million ($.07 per diluted share after tax) legal settlement.

Costco currently operates 723 warehouses, including 506 in the United States and Puerto Rico, 94 in Canada, 36 in Mexico, 28 in the United Kingdom, 25 in Japan, 12 in Korea, 12 in Taiwan, eight in Australia and two in Spain. Costco also operates electronic commerce web sites in the U.S., Canada, the United Kingdom, Mexico, Korea and Taiwan.

A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, December 7, 2016, and is available via a webcast on www.costco.com (click on Investor Relations and “Play Webcast”).

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (including health care costs), energy and certain commodities, geopolitical conditions, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements, except as required by law.

CONTACTS:	Costco Wholesale Corporation
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264
David Sherwood, 425/313-8239

COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data)

(unaudited)

	November 20, 2016	November 22, 2015
REVENUE
Net sales	$27,469	$26,627
Membership fees	630	593

Total revenue	28,099	27,220
OPERATING EXPENSES
Merchandise costs	24,288	23,621
Selling, general and administrative	2,940	2,806
Preopening expenses	22	26

Operating income	849	767
OTHER INCOME (EXPENSE)
Interest expense	(29)	(33)
Interest income and other, net	26	28

INCOME BEFORE INCOME TAXES	846	762
Provision for income taxes	291	275

Net income including noncontrolling interests	555	487
Net income attributable to noncontrolling interests	(10)	(7)

NET INCOME ATTRIBUTABLE TO COSTCO	$545	$480

NET INCOME PER COMMON SHARE ATTRIBUTABLE TO COSTCO:
Basic	$1.24	$1.10

Diluted	$1.24	$1.09

Shares used in calculation: (000’s)
Basic	438,007	438,342
Diluted	440,525	441,386
Cash dividends declared per common share	$0.45	$0.40

COSTCO WHOLESALE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except par value and share data)

(unaudited)

Subject to Reclassifications

	November 20, 2016	August 28, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,805	$3,379
Short-term investments	1,311	1,350
Receivables, net	1,498	1,252
Merchandise inventories	10,721	8,969
Other current assets	235	268

Total current assets	18,570	15,218

PROPERTY AND EQUIPMENT
Land	5,389	5,395
Buildings and improvements	14,060	13,994
Equipment and fixtures	6,173	6,077
Construction in progress	816	701

	26,438	26,167
Less accumulated depreciation and amortization	(9,282)	(9,124)

Net property and equipment	17,156	17,043

OTHER ASSETS	806	902

TOTAL ASSETS	$36,532	$33,163

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$11,003	$7,612
Current portion long-term debt	1,159	1,100
Accrued salaries and benefits	2,534	2,629
Accrued member rewards	862	869
Deferred membership fees	1,414	1,362
Other current liabilities	2,189	2,003

Total current liabilities	19,161	15,575
LONG-TERM DEBT, excluding current portion	3,933	4,061
OTHER LIABILITIES	1,207	1,195

Total liabilities	24,301	20,831

COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	0	0
Common stock $.005 par value; 900,000,000 shares authorized; 439,343,000 and 437,524,000 shares issued and outstanding	2	2
Additional paid-in capital	5,528	5,490
Accumulated other comprehensive loss	(1,439)	(1,099)
Retained earnings	7,882	7,686

Total Costco stockholders’ equity	11,973	12,079
Noncontrolling interests	258	253

Total equity	12,231	12,332

TOTAL LIABILITIES AND EQUITY	$36,532	$33,163

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